EXHIBIT 23 (a)

                    CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

     We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H. J. Gruy and Associates, Inc. and to the inclusion of and references to our report, or information contained therin, dated February 7, 2003, prepared for Swift Energy Company in the Annual Report on Form 10-K of Swift Energy Company for the filing dated on or about March 26, 2003.

                                          H.J. GRUY AND ASSOCIATES, INC.



                                          By: /s/ Marilyn Wilson
                                             ----------------------------
                                             Marilyn Wilson
                                             President & Chief Operating Officer



Houston, Texas
March 20, 2003